Exhibit (a)(1)(F)

Stock Option Exchange Program
Website Instructions

ACCESSING THE STARBUCKS STOCK OPTION EXCHANGE PROGRAM WEBSITE

ELECTION INSTRUCTIONS

STEP 1:  Go to https://www.corp-action.net/starbucks and click on your country flag, which will take you to the “Information about the Exchange Offer” screen.

STEP 2:  Document Review.  Prior to logging in, you are encouraged to carefully review the Offer to Exchange document, related documents and the Supplemental FAQ by clicking on the links to these documents provided on this page. To log into to your Exchange Offer account, click on the Continue button.

STEP 3:  Login.  Enter your nine-digit Personal Identification Number (“PIN”), which is provided on the right hand side of the cover letter from Howard Schultz, which was included in the Exchange Offer packet that was sent to you on May 1, 2009. Please do not enter spaces. After entering your PIN, click on the Continue button.

STEP 4:  Election Form.  To make your exchange election, click on the “Exchange” or “Do Not Exchange” button for each eligible stock option grant. You are required to make an election for each stock option grant.

STEP 5:  Acknowledgement.  You are required to agree to the terms and conditions of the Exchange Offer to proceed with your elections. Once you have made your elections, check the box next to “I acknowledge that I have read and agree to all of the terms and conditions of the Exchange Offer.” To read the terms and conditions, click on the arrows to scroll through the text.

STEP 6:  Submit Elections.  After you have read and agreed to all of the terms and conditions of the Exchange Offer, click on the “Submit” button to proceed with your election.

Your election is NOT completed until you click on “Submit.”

STEP 7:  Election Confirmation.  Print this page for your records and/or document the confirmation number below. Click on the Logout button when complete.

CHANGE OF ELECTION INSTRUCTIONS

STEP 1:  Go to https://www.corp-action.net/starbucks and click on your country flag, which will take you to the “Information about the Exchange Offer” screen.

STEP 2:  Document Review.  Prior to logging in, you may again review the Offer to Exchange document, related documents and Supplemental FAQ by clicking on the links to these documents provided on this page. Click on the Continue button to log into your Exchange Offer account.

STEP 3:  Login.  Enter your nine-digit Personal Identification Number (“PIN”), which is provided on the right hand side of the cover letter from Howard Schultz, which was included in the Exchange Offer packet that was sent to you on May 1, 2009. Please do not enter spaces. After entering your PIN, click on the Continue button.

STEP 4:  Election Summary/Change of Election Form.  To change your exchange election, click on the “Exchange” or “Do Not Exchange” button for each eligible stock option grant. You are required to make an election for each stock option grant.

STEP 5:  Submit Elections.  After you have read and agreed to all of the terms and conditions of the Election Summary/Change of Election, click on the “Submit” button to proceed with your election.

Your election is NOT completed until you click on “Submit.”

STEP 6:  Election Confirmation.  Print this page for your records and/or document the confirmation number below. Click on the Logout button when complete.

Please be advised that you cannot update your election(s) after the Exchange Offer expires at 5:00 p.m., Pacific, on Friday, May 29, 2009 (or such later date as may apply if the Exchange Offer is extended). However, you may log in to your Exchange Offer account at any time before the Exchange Offer expires to update your election(s). Your final election(s) in place at the time the Exchange Offer expires will supersede any previous election(s).

CONTACT INFORMATION:

If you have questions, please contact the BNY Mellon Shareowner Services Customer Service Center, available 24 hours a day, 5 days a week (i.e., 12:00 a.m. Monday to 9:00 p.m. Friday, Pacific) at the numbers below:

From within North America: 1-866-221-4118
From outside North America (other than Chile): 800-327-61460
From Chile: (201) 680-6875
TDD (U.S. only): 1-800-231-5469 or (201) 680-6610 (6:00 a.m. to 2:00 p.m. daily,
Monday — Friday, Pacific)